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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger") is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents
-----------------

     Ranger Press Release (Webcast)                              Item 1
     Ranger Press Release (Computer Associates Customer Survey)  Item 2


Content of Items 1-2
--------------------

For Immediate Release

 "COMPUTER ASSOCIATES' RETURN TO SHAREHOLDERS IS DEAD LAST AMONG COMPETITORS,"
                        WYLY TELLS INVESTORS, ANALYSTS

     Says It's Time to End "Total Lack of Accountability to Shareholders"

Pledges to Increase CA Holdings After Current Board and Management Are Replaced

New York, NY, June 26, 2001 - At a conference with institutional investors and financial analysts that was Webcast live today, Sam Wyly detailed Ranger Governance's plan for Computer Associates International, Inc. (NYSE: CA), pointing out that "CA is dead last among its competitors in total return for shareholders over the past five years."

Mr. Wyly said that, under its current Board and senior management, CA has generated a negative 11% return for shareholders over the past five years - compared to a range among nine competitors of positive 16% to 2,260%, and a 171% average for the industry.

"That makes CA a dismal 10/th/ out of 10 competing companies," Mr. Wyly emphasized. "It is time to end the total lack of accountability to shareholders by the current Board and management that has led to CA's chronic poor performance."

Mr. Wyly also told the investors and analysts that he would increase his current stake in Computer Associates after new leadership is elected. "I have a stake in CA that used to be worth $110 million but is now down to $55 million. I have no intention of buying additional shares while the Company is in the hands of its current Board and management. I am committed, however, to expanding my investment once we succeed in our plan for change at CA, and I'm sure many other investors feel the same way."

Held at the St. Regis Hotel in New York City, the conference was Webcast at www.rangergov.com. Replays of the Webcast are now available at the site. In
-----------------
addition to Mr. Wyly, Manager of Ranger Capital and Founder of University Computing Company, Sterling Software, Sterling Commerce and other companies, the participants were Stephen Perkins, Member of Ranger Governance's proposed Board for CA and Co-Founder of Sterling Commerce; and George Ellis, Advisor to Ranger Governance and former CFO of Sterling Software.

The Ranger team outlined a plan to restore the Company's credibility and build shareholder value. The key elements of the Ranger plan are:

 .  A new, independent Board of Directors made up of experienced executives;
 .  The restructuring of CA into four independent business groups;
 .  Recruitment, or promotion from within, of world-class CEOs to head the four groups;
 .  A program of continuous product innovation;
 . Strong new corporate governance policies; and . Building of a customer-focused corporate culture.

Ranger Governance, a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, announced on June 21 that it has initiated a proxy solicitation of the stockholders of Computer Associates, nominating a slate of replacements for the Company's current Board of Directors, and proposing a comprehensive restructuring plan to maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors. Ranger Governance is an affiliate of Ranger Capital Group, a multi-manager investment fund based in Dallas, Texas. More information about Ranger Governance is available at www.rangergov.com.

Contact:
Michael Gross or Eric Andrus
212.484.7634

Important Information

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 212-754-8000, or at www.rangergov.com. Detailed
                                                     -----------------
information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the Soliciting Materials on Schedule 14A filed by Ranger Governance with the SEC.

This document contains expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs, including those relating to maximizing stockholder value, are the opinions and beliefs of Ranger. In addition, the Ranger nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

                                     # # #

For Immediate Release

              RANGER GOVERNANCE CHALLENGES COMPUTER ASSOCIATES'
             MANAGEMENT TO JOINT STUDY OF CUSTOMERS' SATISFACTION

 Rebutting Attack, Top Survey Firm Says CA Has "Serious Problem With Customers"

  Ranger: "Let's give all CA shareholders the information they need to decide"

Dallas, Texas - June 26, 2001 - Ranger Governance, Ltd. today challenged the current senior management of Computer Associates International, Inc. (NYSE: CA) to join in commissioning an independent professional survey of the Company's customers. "Let's give all CA shareholders the information they need to decide for themselves whether customers are satisfied with service from CA," said Stephen Perkins, a member of Ranger's proposed Board for CA.

Mr. Perkins, who is a co-founder with Sam Wyly of Sterling Commerce, issued the challenge on behalf of Ranger Governance, Ltd. in response to an attack by CA management on a June 2001 survey by Penn Schoen & Berland Associates, Inc., which found high levels of dissatisfaction among CA customers.

Mr. Perkins said, "It's no surprise that the current top management doesn't like the results of the study by one of America's most respected opinion research firms, which demonstrate clearly that Computer Associates customers are extremely unhappy with the Company.

"Our only concern is that all shareholders have all the information they need. We propose that the Company and Ranger cooperate on a second study of customers by an independent research firm we would jointly select and split the cost, provided that we give the results to CA's shareholders. We have no doubt that another, professional survey will confirm what Penn, Schoen & Berland found: that Computer Associates faces substantial customer dissatisfaction with the way the Company meets their needs. Attacking the messenger is not the way to solve this fundamental customer relations issue, which is undermining CA's ability to create value for shareholders."

"A Serious Problem With Its Customers"

Doug Schoen of Penn, Schoen & Berland also responded to a report prepared by Guidestar Communications, Inc. for CA's management on his firm's research. Mr. Schoen said, "Our study employed standard survey questions and techniques designed to find out what respondents really think. The margin of error is approximately 10%, which means that our finding that 46% would get out of their commitment with CA if they could actually might be 36% to 56%. It should be clear that such extreme customer dissatisfaction, anywhere in this range, means that the Company has a serious problem with its customers."

Referring to data from Guidestar, Mr. Schoen added, "If 93% of customers say CA's software is important to them, that reflects nothing more than the fact that they need the software. And if 75% of customers report they have 'a positive working relationship with CA,' this is not a number that most other companies in a competitive industry would find acceptable."

"We stand by our findings and our conclusion that CA faces serious challenges to continue as a successfully functioning business," Mr. Schoen said.

Mr. Schoen also pointed out that Guidestar's criticism of the survey for interviewing executives of companies that are not CA customers was misplaced, since the responses of non-customers were not included in any of the data on customers' responses. Both non-customers and former customers were interviewed separately by Penn, Schoen & Berland to ascertain their attitudes toward the Company.

Penn, Schoen & Berland Associates, Inc. has been a leader in opinion research for 27 years. Its clients include many of the world's leading corporations in the computer technology, communications and other industries.

Ranger Governance, a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, announced on June 21 that it has initiated a proxy solicitation of the stockholders of Computer Associates, nominating a slate of replacements for the Company's current Board of Directors, and proposing a comprehensive restructuring plan to maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors. Ranger Governance is an affiliate of Ranger Capital Group, a multi-manager investment fund based in Dallas, Texas. More information about Ranger Governance is available at www.rangergov.com.

Contact:
Michael Gross or Eric Andrus
212.484.7634

Important Information

Ranger Governance plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger Governance's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER GOVERNANCE ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger Governance at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, by contacting Morrow & Co., Inc. at 212-754-8000, or at www.rangergov.com.
                                                     -----------------
Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the Soliciting Materials on
Schedule 14A filed by Ranger Governance with the SEC.

This document contains expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs, including those relating to maximizing stockholder value, are the opinions and beliefs of Ranger. In addition, the Ranger nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.

                                     # # #

                             IMPORTANT INFORMATION

     Ranger plans to file a proxy statement with the Securities and Exchange Commission relating to Ranger's solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. RANGER ADVISES SECURITY HOLDERS TO READ RANGER'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Ranger's proxy statement will be available for free at www.sec.gov, along with any other relevant documents, including the soliciting material that identifies the participants in Ranger's solicitation and describes their interests. You may also obtain a free copy of Ranger's proxy statement, when it becomes available, by writing to Ranger at 300 Crescent Court, Suite 1000, Dallas, Texas 75201, calling Morrow & Co., Inc. at (212) 754-8000 or visiting Ranger's web site at www.rangergov.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the Solicitation is available in soliciting materials on
Schedule 14A filed by Ranger with the Securities and Exchange Commission on June 25, 2001.

     This document contains expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs, including those relating to maximizing stockholder value, are the opinions and beliefs of Ranger. In addition, the Ranger nominees' plans for Computer Associates could change after election based on the exercise of their fiduciary duties to the stockholders of Computer Associates in the light of their knowledge and the circumstances at the time.